EXHIBIT 10.62




                                     LEASE

                            EXODUS COMMUNICATIONS, INC.

                                   ARTICLE I

                                    Parties

THIS LEASE ("Lease"), dated April ____, 1999, is made between
REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware Corporation ("Landlord") and EXODUS COMMUNICATIONS, INC., a Delaware Corporation ("Tenant"). The effective date shall be the date of execution hereof on behalf of Landlord, as set forth on the signature page.


                                  ARTICLE II

                                   Premises

Landlord hereby leases to Tenant and Tenant leases from Landlord, upon all of the terms and conditions set forth herein, that certain real property comprising of 6.17 acre parcel with an approximately 78,671 square feet building as indicated on Exhibit A attached hereto (the "Premises"), of the project known as Nokes Plaza, with an address of 45905 Nokes Boulevard, Sterling, Virginia (the "Project").


                                  ARTICLE III

                           Term and Tenant Improvements

Section 3.1 Term. The term of this Lease (the "Term") is 10 years commencing (1) on September 1, 1999 ("Commencement Date") and ending one hundred twenty (120) months thereafter on August 31, 2009 ("Expiration Date").

Section 3.2 Early Possession. It is understood that the Tenant is authorized to enter the premises prior to the Commencement Date for the specific purpose of constructing the tenant improvements.



Section 3.3   Holding Over.

(a) If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant, except all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month-to-month tenancy.

(b) If Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord, after delivery of written notice to Tenant, may forthwith re-enter and take possession of the Premises without process, or by any appropriate legal process. Tenant shall indemnify Landlord against all reasonable liabilities and damages sustained by Landlord by reason of such retention of possession.

Section 3.4  Tenant Improvements.   Tenant shall construct or cause
to construct, with contractors selected by Tenant in Tenant's sole discretion and at Tenant's sole cost and expense (except as set forth below and in Section 3.7), certain improvements on the Premises which shall include, without limitation, the construction of an internet data facility substantially similar to the internet data facility currently located at 45901 Nokes Boulevard, Sterling, Virginia (the "Tenant Improvements"). Tenant shall promptly provide Landlord with the plans and specifications for the Tenant Improvements (the "Plans") following the completion of the Plans and Tenant's receipt of Landlord's request for the same. The Tenant Improvements shall comply with all applicable laws, and Tenant shall obtain any approval, if required, of any local zoning agency for the Plans. All work shall be performed in a good and workmanlike manner. Following completion of such work, Tenant shall furnish to landlord a set of "as-built" drawings showing the Tenant Improvements and a copy of the Certificate of Occupancy.


It is expressly understood by both Tenant and Landlord that Landlord will not be delivering a shell building complete with a shell building Certificate of Occupancy. The building will be available to Tenant for early possession upon execution of this Lease with the shell fully constructed but without power, lighting, electrical system, sprinklers, restrooms and mechanical and electrical rooms. The Tenant shall be solely responsible for completing the foregoing shell building items and necessary Tenant Improvement plans in accordance with all applicable codes and regulations as may be necessary to obtain the Certificate of Occupancy all at Tenant's expense (except to the extent set forth in Section 3.7). This includes, without limitation, the completion of all mechanical, electrical, plumbing, sprinkling systems necessary to obtain the Certificate of Occupancy. Any fees or charges by Loudoun County for termination of the approved scope of construction, delay in processing and review and approval of new building plans shall be the sole responsibility of the Tenant. The Landlord will be responsible for paying all fees and charges required by the Loudoun County Sanitation Authority including, without limitation, sewer hookup fee, water hookup fee, 2" meter charge, lateral fees, fire demand fee, and for posting the required Sewer and Water Maintenance Bonds. Landlord will also be responsible for posting a $10,000.00 traffic light escrow with Loudoun County.

Landlord agrees and acknowledges that the Tenant Improvements shall, at Tenant's election and without Landlord's prior consent (unless stated otherwise herein), include the following: (i) a new overhead door opening in a location to be determined by Tenant in one of the existing knockout panels to be installed at Landlord's cost and expense as long as Tenant instructs Landlord as to the location of such door opening on or before March 31, 1999 (Tenant may block the two overhead door openings that currently exist); (ii) exterior generators and associated fuel tanks at the rear of the Premises and HVAC and communications equipment on the Premises' roof provided, however, that Landlord approves the plans for such items (which approval shall not be unreasonably withheld or delayed) and Tenant pays all costs associated with such improvements; (iii) a mezzanine level in the Premises which complies with all existing laws and regulations; and (iv) a security fence reasonably acceptable to Tenant surrounding the building and any other improvements located on the Premises. The parties further agree that Tenant will have the right to construct, at its cost and expense, above and/or below ground connections between the Premises and the improvements located at 45901 Nokes Boulevard, Sterling, Virginia; provided, however, Tenant obtains all required governmental approvals, such construction complies with all applicable laws and regulations and the approval of Landlord and the landlord of 45901 Nokes Boulevard. Landlord shall not unreasonably withhold or delay any such approval.


Section 3.5  Satisfaction of Claims for Labor and Materials.
Tenant shall pay, when due, all claims for labor and materials furnished to or for Tenant, at or for use in the Premises. Tenant shall give Landlord not less than ten (10) days notice prior to commencement of such work in the Premises and Landlord shall have the right to post notices of nonresponsibility in or on the Premises. If the mechanic's or materialman's lien shall be filed against the Premises, the building or any part of the Project for work done or claim to have been done or materials furnished or claimed to have been done or materials furnished or claimed to have been furnished to or for the benefit of Tenant, Tenant shall discharge and release such lien of record within fifteen (15) days after Tenant receives advice of the filing of such lien, at Tenant's expense by the payment of the amount claimed or by the filing of a bond as prescribed by law. If Tenant shall fail to do so, Landlord may (but shall not be obligated to) discharge the same, and the cost thereof, including reasonable legal fees, shall be Additional Rent payable by Tenant within three (3) days following demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. No provision of this Lease shall be deemed to be the Agreement or consent of Landlord to subject Landlord's interest in the Premises or the Project to any such liens.

Section 3.6 Landlord's Property. Unless Landlord requires the removal, all alterations, improvements and conditions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Section, Tenant's trade fixtures, furnishings and equipment as well as the items listed in Exhibit "B" shall remain the property of the Tenant and may be removed by Tenant anytime during the term or any extension thereof. Tenant shall repair any damages to the Premises resulting from Tenant's removal of such trade fixtures, furnishings and equipment.

Section 3.7  Landlord's Contribution to Tenant Improvements.
Landlord agrees to reimburse Tenant $300,000.00 for the Tenant
Improvements. Such sum shall be payable within thirty (30) days after receipt of invoices from Tenant evidencing the same, and the issuance by the local municipality of a permanent or temporary certificate of occupancy, unless an Event of Default exists.

Section 3.8 Revisions to Plans for Tenant Improvements. Landlord and Tenant acknowledge that the Tenant may require changes to Plans upon their completion as set forth in Section 3.4 above. The cost of any such revisions shall be the Tenant's sole expense. The Tenant shall furnish the Landlord with copies of all changes, revisions or amendments to the Plans, and such changes, revisions and amendments shall be reflected on the "as-built" drawings.

                                 ARTICLE IV

                                    Rent

Section 4.1 Base Rent.  Tenant shall pay to Landlord base rent
("Base Rent") in the amount of $645,889.00 per year subject to the payment schedule and rental adjustment set forth below. Tenant's obligation to pay Base Rent shall commence on the Commencement Date. Notwithstanding the foregoing, the first year's rent shall be paid at the rate of $7.21/sq.ft. (triple net) ($47,286.00/month) for the first six (6) months and $9.21/sq.ft.(triple net) ($60,380.00/month) for the second six
(6) months. The second year Base Rent, and each year base rent thereafter, will be twelve (12) equal monthly payments of Base Rent plus annual rent adjustment.


Section 4.2 Payment of Base Rent. As long as Tenant is not in default hereunder beyond any applicable cure period, Base Rent shall be paid in equal monthly installments, in advance, on the first business day of each month of the Term hereof, except the first installment of Base Rent, which shall be paid upon execution of this Lease by Tenant. Rent shall be paid to Landlord c/o Reynolds Metals Development Company, at 6601 West Broad Street, Richmond, Virginia 23230, Attn: W. S. Wasilewski, Controller, or at such other address as may be specified in written notice to Tenant.

Section 4.3 Annual Rent Adjustment. The Base Rent shall be increased commencing on the first anniversary of the Lease Commencement Date, and on each anniversary of the Commencement Date of this Lease thereafter in an amount equal to 3% of the last preceding year's Base Rent.

Section 4.4 Other Charges Added to Annual Base Rent. Tenant shall pay to Landlord on the first business day of the first month of each anniversary during the Lease Term as Additional Rent all property owner association fees and the costs of any insurance obtained by Landlord and related to the Premises.

Section 4.5   Additional Rent.  All other monetary obligations of
Tenant to Landlord under the terms of this Lease shall be deemed to be "Additional Rent", and shall be due and payable with the next due monthly installment of Base Rent, unless otherwise indicated herein. The parties agree that Tenant shall not have to pay any management or accounting fee at any time. Tenant's obligation to pay Additional Rent shall commence on the earlier of June 1, 1999, or the date that construction of the building shell is completed.

Section 4.6 Tenant's Right to Audit. Landlord shall furnish Tenant following Tenant's written request therefor, invoices and other source documents relating to Additional Rent. If it is determined from Tenant's audit of such materials that Tenant was overcharged by more than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Additional Rent in the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit determines that the Tenant was overcharged less than three percent (3%), such overcharge shall entitle Tenant to credit against its next payment of Additional Rent the amount of the overcharge and Tenant shall pay for all costs associated with the audit. If the audit shall determine that Tenant was undercharged for Additional Rent, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit.
 Notwithstanding anything to the contrary herein, any Additional Rent attributable to a period which falls only partially within the term of this Lease shall be prorated between Landlord and Tenant so that Tenant shall pay only that portion thereof which the part of such period within the Lease term bears to the entire period.


                                 ARTICLE V

                              Security Deposit

Tenant shall deposit with Landlord upon execution hereof an amount equal to $10,000.00 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). It is expressly understood that the Security Deposit is not an advance rental payment or a measure of Landlord's damages in the event of default. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease and fails to cure such default before the expiration of any applicable cure period, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as previously has not been applied by Landlord, shall be returned without payment of interest to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) following the termination hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.


                                 ARTICLE VI

                                   Use

Section 6.1 Permitted Use. The Premises shall be used and occupied as an office and internet data center or any other purpose permitted by applicable laws, including but not limited to general warehouse and light industrial use, and for no other purpose.

Section 6.2 Compliance with Law. Tenant shall, at Tenant's expense, comply promptly with all present and future applicable statutes, ordinances, rules, regulations, orders, permits, covenants and restrictions of record, and any other requirements of any federal, state or local authority in effect during the Term or any part of the Term hereof, regulating the use or condition of the Premises, including, but not limited to, environmental matters and employee health and safety. Tenant shall not use nor permit the use of the Premises in any unlawful or dangerous manner.


Section 6.3   Environmental Matters.

(a) Tenant shall not use the Premises, or the Project for the storage, treatment, generation, transportation, processing, handling or disposal of any Hazardous Substance (defined below) in quantities subject to regulation under Environmental Laws (defined below). Further, Tenant shall not cause or in any way directly or indirectly contribute to any condition that is or may be characterized by any federal, state or local government or agency as an actual or potential threat or endangerment to health or the environment.

(b)     For purposes of this Section 6.3,

          (i) "Hazardous Substance" means (a) any hazardous wastes or toxic chemicals, materials, substances or wastes as defined by any Environmental Laws (defined below), (b) any "oil" as defined by the Clean Water Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil), (c) any substance, the presence of which is now or in the future prohibited, regulated or controlled by any Environmental Law or any other law, regulation, statute or ordinance of any of any governmental authority, (d) any asbestos or asbestos containing materials, (e) any polychlorinated biphenyls, (f) urea formaldehyde, (g) atmospheric radon at levels over four picocuries per cubic liter, (h) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or similar wastes, and (i) any industrial, nuclear or medical by-products.
           However "Hazardous Substances" do not include (A) immaterial quantities of automotive motor oil; leaked inadvertently from vehicles in the ordinary course of the operation of the Premises cleaned up in accordance with reasonable property management procedures and any applicable law, (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Premises in accordance with applicable law, or (C) substances customarily used in connection with any uses permitted by Section 6.1 of this Lease, including, without limitation, diesel fuel needed to run all emergency generators provided all are in accordance with all applicable laws and regulations; and


          (ii) "Environmental Laws" means all applicable present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any governmental authority pertaining to health, underground storage tank regulation or removal, protection of the environment, natural resources, wetlands, conservation, wildlife, waste management, regulation of activities involving Hazardous Substances, and pollution, or relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 9601(20)(D), the Resource
          Conservation and Recovery Act, 42 U.S.C. Sec. 9601 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401 et seq. and the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., all as amended from time to time.

(c) At any time during the term of this Lease if Landlord reasonably believes the Premises may have been contaminated by any Hazardous Substance as a result of Tenant's breach of this Lease, and within 180 days after the termination or expiration of this Lease, Landlord and its consultants shall have the right, but not the obligation, to sample, analyze, inspect and monitor the air, soil, the surface water, the ground water and any materials or substances (whether or not belonging to Tenant) in, on or about the Premises, the Building or the Project, for the purpose of determining the presence of any Hazardous Substance. Any costs or damages incurred by Landlord due to any contamination from Hazardous Substances on, under or about the Premises caused by Tenant's use of or activities in the Premises in breach of this Lease, Tenant shall reimburse Landlord for the costs of such assessment, and shall in addition pay for (as Additional Rent) all costs associated with (i) the removal of any such Hazardous Substance from the Premises, the Building, the Project or any adjoining property if such Hazardous Substance migrated to any adjoining property, (ii) the disposal of the same strictly in accordance with applicable law, and (iii) any remediation work on the Premises, the Building or the Project required by Environmental Laws. Landlord or its environmental consultants shall prepare the work plan for such removal, disposal and remediation, and Landlord shall retain such engineers or other persons as it deems appropriate in its reasonable discretion to carry out the work plan. Upon completion of the work, the Premises shall be in compliance with existing standards of Environmental Laws, or in the event there are no such standards for any particular contaminant, then the Premises shall be free of any Hazardous Substance to a standard of background levels of contamination, meaning the level of contaminants naturally occurring in or under the air, soil, surface water or ground water, or whatever higher level which presents no significant environmental or health risks.


(d) Tenant shall not, without the consent of Landlord, disclose to any third party or to the public any information obtained through any environmental assessment or investigation of the Premises or the Project which is not publicly known. Notwithstanding the foregoing, any such confidential information may be disclosed to a governmental agency or to the public if Tenant believes in good faith that such disclosure is required by pertinent law, and Tenant notifies Landlord in writing of its intent to disclose such confidential information within a reasonable period of time before such disclosure.

(e) Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, response or remediation costs, losses, damages, penalties, other costs, actions, judgments, expenses, and liabilities of every kind and nature whatsoever (including, without limitation, reasonable attorneys' and consultants' fees and costs and expenses of investigation, remediation or defense) (i) which arise either directly or indirectly from Tenant's violation of any Environmental Law, or (ii) which arise either directly or indirectly from the generation, treatment, storage, spillage, handling, disposal or release on, under or from the Premises or the Project by Tenant or any of its affiliates, agents, contractors, employees, or invitees of any Hazardous Substance in violation of this Lease. This indemnity and the provision of this section shall survive the termination or expiration of this Lease.

(f)     Tenant warrants, represents and covenants that:

          (i)  its operations on the Premises are not
          expected to result in the presence of Hazardous
          Substances on the Premises or the Project;

          (ii)  it shall, at its own expense, comply
          promptly with all applicable Environmental Laws;

          (iii)  it shall immediately notify Landlord of
          any notice of violation, noncompliance or other written communication by any governmental authority or others of any violation of any Environmental Laws; and

          (iv)  it shall immediately inform Landlord if
          Tenant becomes aware of or causes a release of Hazardous Substances on the Premises, the Building, the Project or anywhere in the vicinity of the foregoing.

(g)     Landlord warrants, represents and covenants that:


          (i) that as of the Lease Commencement Date, or the Date on which the Tenant enters upon the premises for the purposes of construction of the tenant improvements, whichever occurs first, that there are no Hazardous Substances in, on or under the Premises.

          (ii)  that Landlord has complied with all
          applicable Environmental Laws.

          (iii)  that Landlord shall immediately inform
          Tenant if it becomes aware of any violation of any Environmental Laws occurring prior to the Lease Commencement Date or the date on which the Tenant enters the Premises for the purpose of constructing the Tenant Improvements, whichever occurs earlier.

(h) Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, response or remediation costs, losses, damages, penalties, other costs, actions, judgments, expenses and liability of every kind and nature whatsoever (including, without limitation, reasonable attorney's fees and consultant's fees and costs and expenses of investigation, remediation or defense) which arise either directly or indirectly from a breach of the warranties, representations and covenants set forth in Section 6.3(g) hereof.

Section 6.4   Status of Property.

(a) Tenant hereby accepts the Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Project and/or Premises, and any covenants or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby.

(b) Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

Section 6.5 Auctions. Tenant shall not conduct, nor permit to be conducted, whether voluntarily or involuntarily, any in-person auctioneering on the Premises with the public invited, without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.


Section 6.6 Signs. No sign, door plaques, advertisement, or notice shall be displayed, painted or affixed by Tenant on any part of the Project, building, parking facilities, or Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord acknowledges, however, that Tenant shall be permitted to place its name and logo on and in front of the building, which such signs shall be subject to Landlord's approval as set forth herein. The color, size, character, style and material and placement of any sign shall be submitted to Landlord for approval, and shall be subject to any applicable governmental laws, ordinances, regulations or other requirements. Tenant shall remove all such signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Project and other improvements, and Tenant, at its sole expense, shall repair any injury or defacement, reasonable wear and tear excepted.

Section 6.7 Access. Tenant shall have access to the Premises and the parking spaces assigned to the Premises twenty-four (24) hours a day, seven (7) days a week.

                                 ARTICLE VII

                             Utilities and Services

Section 7.1 Tenant Responsibility. Tenant shall pay, starting on the earlier of June 1, 1999, or the date that construction of the building shell, as required by Section 3.4 hereof, is completed, for all water, gas, heat, light, electric power, telephone, landscaping and lawn maintenance, snow and ice removal, interior painting, cleaning and repairing windows, interior wall and floor coverings, repair and maintenance of paved and unpaved surfaces, lighting, trash removal and other utilities and services (including, without limitation, janitorial services) supplied to the Premises from and after taking possession, together with any taxes thereon and connection charges to the Premises (except as set forth in Section 3.4 hereof) and other expenses and costs, whether or not similar in connection with operating, repairing and maintaining the land and building. All services discussed herein shall be performed by contractors hired by Tenant.

Section 7.2 Security Measures. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its property, its agents and invitees from acts of third parties.

Section 7.3 Special Costs. Tenant shall be responsible for the installation on the Premises and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices which may be required by the appropriate governmental subdivision for Tenant's use of the sanitary sewer system.
 If obstructions or stoppages in the common sewer lines at the Project result from discharges from tanks and items noted above, then Tenant shall pay the entire cost of repair, upon demand, as Additional Rent.


                               ARTICLE VIII

                                   Taxes

Section 8.1 Payment of Real Property Taxes. Tenant shall pay, as Additional Rent, the Real Property Taxes (defined below) applicable to the Premises during the Term of this Lease. All such payments shall be made within ten business days after receipt of a written statement from Landlord setting forth such taxes and a copy of the applicable real estate tax bill or bills. If any Real Property Taxes paid by Landlord covers any period of time prior to or after the expiration of the Term hereof, Tenant's Share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. Landlord shall have the option, exercisable at any time during the Term, to elect to have Tenant pay Real Property Taxes in monthly installments, in advance, based on Landlord's reasonable estimate of Real Property Taxes for such year.

Section 8.2 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, gross receipts tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Landlord or the Premises by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or obtain other income therefrom, and as against Landlord's business of leasing the Premises. The term Real Property Taxes also shall include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of Real Property Taxes, or (ii) the nature of which was hereinbefore included within the definition of Real Property Taxes, or
(iii) which is imposed by reason of this transaction or any modifications or changes hereto.

Section 8.3 Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.


Section 8.4 Payment of Personal Property Taxes.

        (a) Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b) If any of the Tenant's personal property shall be assessed with the Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

Section 8.5 Sales and Use Tax. In addition to the Base Rent required hereunder, Tenant shall also be solely responsible for all sales tax applicable thereon, or applicable to any other charges or payments due hereunder.

                                 ARTICLE IX

                      Maintenance, Repairs and Alterations

Section 9.1 Tenant's Obligations.

(a) Tenant, at Tenant's expense, shall keep in good order, condition and repair the nonstructural portions of the Premises and every part thereof, including by way of illustration, all plumbing, heating, air conditioning, ventilating, electrical, mechanical and lighting facilities and equipment located within the Premises; light bulbs and tubes; interior surfaces of exterior walls; ceilings; interior and exterior of windows; interior and exterior doors and entrance ways; truck doors and dock bumpers; windows and plate glass; floors and floor coverings; and Tenant's signs located on or about the Premises or the Project. Tenant shall be obligated to make the repairs required hereunder, ordinary or extraordinary, foreseen or unforeseen, and whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, the elements, or the age of such portion of the Premises. The term "repair" shall be deemed to include replacements. In addition to Tenant's obligations set forth herein, Tenant shall, at its expense, repair and replace any and all portions of the Premises, structural or nonstructural, for which the Tenant shall be responsible to keep in good order, condition and repair, which are damaged by Tenant's acts or omissions or the acts or omissions of Tenant's employees, agents, contractors, invitees, or any others for whom Tenant may be responsible.

(b) Tenant shall pay all charges for pest control and extermination within the Premises. Landlord represents the premises are delivered free and clear of infestation.

(c) If Tenant fails to perform (or to commence and diligently pursue such performance) Tenant's obligations under this Section 9.1 within ten business days after receipt of written notice thereof, Landlord may at Landlord's option enter upon the Premises (except in the case of emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and/or put the Premises in good order, condition and repair, and the reasonable cost thereof shall be due and payable as Additional Rent within ten days following receipt of a statement of such costs.

(d) On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, and the Premises shall be delivered to Landlord clean, uncontaminated and free of debris.
 Tenant shall remove its trade fixtures, furnishings and equipment from the Premises and shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment.
 Notwithstanding anything contained herein to the contrary, Landlord's agreement to the Tenant Improvements pursuant to Sections 3.4 or 3.8 of this Lease shall relieve Tenant of any responsibility to restore the Premises to pre-Tenant Improvement condition upon termination.

(e) Notwithstanding the foregoing, Tenant shall not be obligated to pay the costs of repairs due to damage caused by an insured casualty if insurance proceeds are available for such repairs, and Tenant did not cause such damage.

Section 9.2  Landlord's obligations.  Landlord shall, at its sole cost and expense, keep in good order, condition and repair, all of the structural portions of the Premises which shall be limited to the roof, the exterior walls, the foundation and interior structural portions (e.g., support beams, etc.). The term "walls" as used in the preceding sentence shall not include windows, glass or plate glass, interior doors, special entries, exterior doors, or any other item mentioned in Section 9.1 as
being an obligation of Tenant.   Landlord represents and warrants that all
structural portions of the Premises are free of defects and have been constructed in accordance with plans and specifications previously submitted to Tenant. In addition, Landlord represents and warrants that all non-structural portions of the Premises constructed by the Landlord prior to the entry of the Tenant on the Premises for the purpose of constructing the Tenant Improvements are in good working order. In the event that such structural portions are not free of defects, or such non-structural portions are not in good working order, of if Landlord fails to keep the structural portions of the premises free of defect, then Tenant may perform such obligations on Landlord's behalf, and the cost thereof shall be charged against the rent due under the Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice of the need for such repairs.


If Landlord fails to perform any of its repair and maintenance obligations under this Section 9.2 or otherwise as required in this Lease, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than thirty (30) days after written notice from the Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than thirty (30) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such thirty (30) day period and thereafter diligently pursues such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefor, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good workmanlike manner by licensed contractors.

Section 9.3   Alterations and Additions.

(a) Any alterations, improvements or additions in the Premises that Tenant shall desire to make in excess of $25,000.00 per calendar year shall be presented to Landlord in written form with proposed detailed plans prepared by a professional architect or engineer. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit from appropriate governmental agencies to perform the work (if required), furnishing a copy thereof to Landlord prior to the commencement of the work, and complying with all conditions of said permit in a prompt and expeditious manner. Prior to the commencement of the work, Tenant must obtain Landlord's written approval not to be unreasonably withheld as to (i) the contractor and subcontractors selected to perform such work, and (ii) if required by Landlord, a copy of payment and performance bonds acceptable to Landlord naming Landlord as obligee.
 All work shall be performed in a good and workmanlike manner. Tenant shall bear the reasonable cost of inspection of such work by Landlord's representative. If such work is not performed as herein required, Landlord shall have the right to halt any further work and/or to require Tenant to either comply with such requirements or restore the Premises to their condition prior to such work. Following completion of such work, Tenant shall furnish to Landlord a set of "as-built" drawings showing such alterations, additions or improvements to the extent such improvements can be reflected in such drawings. Landlord's consent or approval as required herein shall not be unreasonably withheld or delayed.


(b) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant, at or for use in the Premises. Tenant shall give Landlord not less than ten days' notice prior to the commencement of any such work in the Premises, and Landlord shall have the right to post notices of nonresponsibility in or on the Premises. If any mechanic's or materialmen's lien shall be filed against the Premises, the Building or any part of the Project for work done or claimed to have been done or materials furnished or claimed to have been furnished to or for the benefit of Tenant, Tenant shall discharge and release such lien of record within fifteen days thereafter at Tenant's expense, by the payment of the amount claimed or by filing of a bond as prescribed by law. If Tenant shall fail to do so, Landlord may (but shall not be obligated to) discharge the same, and the cost thereof, including reasonable legal fees, shall be Additional Rent payable by Tenant within three days following demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. No provision of this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Project to any such liens.

(c) Unless Landlord requires their removal, all alterations, improvements and additions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Section 9.3, Tenant's trade fixtures, furnishings and equipment other than those which are affixed to the premises so that they cannot be removed without material damage to the Premises, and the items listed in Exhibit "B" shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 9.l(e ).


                                  ARTICLE X

                           Insurance and Indemnity

Section 10.1 Insurance to be Maintained by Tenant. Tenant shall maintain at its own cost throughout the Term all insurance coverage specified below. Tenant's insurance company shall be licensed to do business in the state in which the Project is located and shall be acceptable to Landlord. All policies shall designate Tenant and Landlord (and, if Landlord so requests, the managing agent and/or any lender secured by a lien against the Project) as additional named insureds, as their interests may appear, and shall state that such insurance shall remain in effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of the loss. On or before the Effective Date, Tenant shall deliver to Landlord certificates of such insurance, and upon the request of Landlord, copies of all policies. Each certificate shall indicate that the policy may not be canceled or be subject to reduction in coverage without at least 30 days' prior written notice to Landlord.


(a) Liability Insurance. Tenant shall obtain comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for personal injury and property damage insuring both Landlord and Tenant against liability arising out of Tenant's use, occupancy and maintenance of the Premises and all other areas appurtenant thereto, and containing endorsements for the following coverages:

          (i)     Contractual liability insurance
          relating to all obligations of Tenant
          pursuant to this Lease, including its
          indemnification of Landlord.

          (ii)    Automobile coverage.

          (iii)   Employee liability.

          (iv) Boiler and machinery coverage (if there are pressure vessels in the Premises).

(b) Workmen's Compensation. If and to the extent required by applicable law, Tenant shall provide adequate workmen's compensation insurance.

(c) Tenant shall obtain "all risk" property insurance covering damage to or loss of any of Tenant's personal property, inventory or equipment located in, on or about the Premises.


Section 10.2 Insurance to be Maintained by Landlord. Landlord shall provide and maintain throughout the Term "all risk" property insurance covering loss or damage to the Premises, including all improvements, fixtures and permanent additions. The amount of such insurance procured by Landlord shall be equal to one hundred percent (100%) of the full replacement cost of the Premises, including all improvements and permanent additions as the same shall exist from time to time. The deductible for such insurance shall not be less than $10,000 per occurrence

Section 10.3 Waiver of Subrogation. Tenant and Landlord each hereby release the other, and waive their entire right of recovery against the other for loss, damage or liability in connection with this Lease and/or Tenant's use or occupancy of the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, but only to the extent that such loss or damage is actually covered by insurance, and only to the extent that the insured party has received proceeds of insurance therefor.



Section 10.4  Indemnity.

 (a) Tenant agrees to pay, and to defend, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys fees) in connection with any injury to, or the death of, any person or any damage to or loss of property in, on or about the Premises arising, directly or indirectly, from (1) Tenant's use or occupancy of the Premises (excepting herefrom such liabilities, losses, damages, costs, expenses (including reasonable attorneys fees) arising out of a breach by Landlord of the provisions set forth in Paragraph 9.2 hereof), or (2) from the negligence or willful misconduct of Tenant, its agents, employees, contractors and/or invitees. If any action or proceeding is brought against Landlord by reason of any such claims, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

(b)     Landlord agrees to pay, and to defend, indemnify and save
harmless Tenant from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys fees) in connection with any injury to, or the death of, any person or any damage to or loss of property in, on or about the premises, arising, directly or indirectly, from the (1) breach by Landlord of any of the terms and conditions set forth in Paragraph 9.2 hereof or (2) the negligence or willful misconduct
of Landlord, its agents, employees, contractors and/or invitees.    If any
action or proceeding is brought against Tenant by reason of any such claims Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.
Section 10.5 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, for any reason whatsoever (other than a breach of this Lease or Landlord's gross negligence or willful misconduct); nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, wind or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, robbery, assault, or theft, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Project. In the event Landlord installs a security system in the Project or engages the services of a professional security provider, such action shall in no way increase Landlord's liability for occurrences and/or consequences such a system is designed to avert or detect.



                                  ARTICLE XI

                            Damage or Destruction

11.1 Casualty. If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after receipt by Landlord of such notice, Landlord shall notify tenant, in writing, whether the necessary repairs can reasonably be made: (a) within ninety
(90) days; or (b) in more than ninety (90) days, from the date of the damage.

(a)     Minor Insured Damage.  If the Premises are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within ninety (90) days, subject to the provisions hereof, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage or, at Tenant's election to be made within ten (10) business days of being notified of any shortfall in insurance proceeds, and Tenant contributes any such shortfall, Landlord shall repair the Premises to substantially the same condition that existed
prior to the occurrence of such casualty.   The Rent payable hereunder
shall be abated proportionately from the date and to the extent such damage or destruction materially interferes with Tenant's use or occupancy of the Premises but only to the extent rental loss insurance proceeds are received by Landlord. Notwithstanding the foregoing, if insurance proceeds are not available to fully repair the damage and Tenant elects not to contribute said shortfall or fails to timely notify Landlord of said election, then Landlord may terminate this Lease by delivering written notice thereof to Tenant. If Landlord elects to terminate this Lease, Rent shall be abated from the date Tenant actually vacates the Premises.

(b) Major Insured Damage. If the Premises are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed within ninety (90) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate the Lease, then this Lease shall terminate and the Rent shall be abated from the date Tenant actually vacates the Premises; provided, however, if Landlord elects to terminate this Lease due to a shortfall of insurance proceeds to fully repair said damage, then within ten (10) days after Landlord notifies Tenant of same, Tenant may elect to require Landlord to rescind said termination if, and only if, Tenant unconditionally and conclusively agrees to fully, promptly and completely pay to Landlord the entirety of any actual shortfall of insurance proceeds. If neither party elects to terminate this Lease or if Tenant timely elects to so contribute any shortfall in funds to allow Landlord to fully repair the damage and Landlord rescinds its election to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to fully repair the damage or Tenant contributes any shortfall in insurance proceeds. During the time when Landlord is prosecuting such repairs to completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent such damage or destruction materially interferes with Tenant's use or occupancy of the Premises or portions thereof, as applicable, but only to the extent rental loss insurance proceeds are received by Landlord.

(c) Damage Near End of Term. Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 11.2 below, if the Premises are damaged or destroyed during the last year of the then applicable term of this Lease, Landlord may, at its option, cancel and terminate this Lease by giving written notice to Tenant of its election to do so within sixty (60) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If Landlord so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) business days after Tenant's receipt of such notice.

11.2 Tenant's Fault. If any portion of the Premises is damaged or destroyed due to the fault, negligence (active or passive) or breach of this Lease by Tenant, Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by any insurance proceeds. In addition, notwithstanding anything to the contrary contained herein, Tenant shall not have any rights to terminate this Lease pursuant to the provisions of this Article XI.

11.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, any deductible amounts under the property insurance policies for the Premises. If any portion of the Premises is damaged and is not fully covered by insurance proceeds received by Landlord (and Tenant elects not to pay any such difference) or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord or Tenant shall also have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of Landlord's delivery of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder, except for those obligations expressly intended to survive any such termination of this Lease. If Tenant or Landlord elects to terminate this Lease due to any such casualty or damage to the Premises in accordance with the provisions of this Article XI, Tenant shall use all diligent efforts to vacate the Premises as quickly as possible after the occurrence of such damage or casualty.



                                 ARTICLE XII

                                 Condemnation

If the Premises or the Project or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.
 If more than 5O% of the rentable area of the Premises shall be taken by Condemnation, Tenant may, at Tenant's option to be exercised in writing only within ten days after Landlord shall have given Tenant written notice of such Condemnation (or in the absence of such notice, within ten days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession.
 Landlord and Tenant also shall have an option to terminate this Lease by notice to the other given within the time limits set forth above if in such party's opinion reasonably exercised, it would not be economically feasible to continue leasing the Premises. If this Lease is not terminated in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the square feet of the Premises which is taken bears to the total square feet of the Premises. Tenant shall have no claim against Landlord as a result of any such Condemnation. Any award for the Condemnation of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to pursue a separate claim against the condemning authority, for moving expenses, loss of business claims, and for the taking of any property which does not become the property of Landlord upon expiration of this Lease, provided that any award to Tenant shall not result in a diminution of any award to Landlord.
 In the event that this Lease is not terminated by reason of such Condemnation, Landlord shall, at Landlord's expense, promptly repair any damage to the Premises caused by such Condemnation.


                                ARTICLE XIII

                          Assignment and Subletting


Section 13.1 Landlord's Consent Required. Except (1) as required in connection with the granting of a security interest in connection with a senior secured credit facility provided by Goldman, Sachs & Co., (2) for the sublet or assignment of all or part of the Premises to a subsidiary or affiliated company, parent of Tenant, or to any person or entity acquiring all or substantially all of the assets or stock of Tenant, or (3) for the sublet or assignment of all or part of the Premises to any entity with which the Tenant may merge or consolidate (collectively, items 1, 2 and 3 above are defined herein as "Permitted Transfers"), Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided (i) such assignment is to an entity/individual(s) whose financial integrity is reasonably sound as reasonably determined by Landlord; and (ii) proof thereof satisfactory to Landlord has been delivered to Landlord at least ten (10) days prior to the effective date of any such transfer. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Any profits resulting from the sublease of all or a portion of the Premises shall accrue solely to Tenant.

Section 13.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of a default by an assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, which default is not cured within the applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

Section 13.3 Attorney's Fees. In the event Tenant shall assign or sublet the Premises, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith up to a maximum of Two Thousand Five Hundred Dollars ($2,500.00).


                                 ARTICLE XIV

                             Defaults; Remedies

Section 14.1 Defaults. The occurrence of any one or more of the following events ("Event(s) of Default") shall constitute a material default and breach of this Lease by Tenant:

(a)     The abandonment of the Premises by Tenant.


(b) The failure by Tenant to make any payment of Base Rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice thereof from Landlord to Tenant.
 In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice to pay rent or quit shall also constitute the notice required by this section.

(c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Section 14.1(b) above, where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 30 days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the 30 day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto or any other law or statute relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days.

Section 14.2 Remedies. Upon the occurrence of an Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand:

(a) Terminate this Lease and Tenant's right of possession of the Premises, in which case the rent due for the balance of the Term shall become immediately due and payable. In addition, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to: the cost of recovering possession of the Premises; the reasonable expense of reletting, including, without limitation, reasonable costs of renovation and alteration of the Premises, reasonable attorney's fees, and real estate commission(s) paid to obtain a new tenant; and that portion of the leasing commission paid by Landlord pursuant to Article XV applicable to the unexpired term of this Lease.


(b) Terminate Tenant's right to possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent deemed necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's reasonable expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Tenant also agrees that if Landlord relets the Premises for a term which equals or exceeds the Term of this Lease, then the difference in rent between Tenant's rental obligations hereunder and the sum realized from such reletting for the balance of the Term, being then ascertainable, shall become immediately due and payable, at Landlord's option, and Landlord shall be entitled to bring one suit to recover the entire amount of such difference.

(c) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal means as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

(d) Recover from the Tenant any sums reimbursed to Tenant for Tenant Improvements, net of all repayments made by Tenant to Landlord, it being understood that Landlord has provided for the level amortization of such sums reimbursed over the ten (10) year initial term of this Lease.

(e) Without terminating this Lease and without entering into possession of the Premises, continue this Lease in effect whether or not Tenant shall have abandoned the Premises, and in such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(f) Pursue any other remedy now or hereafter available to Landlord in equity or at law in the state in which the Project is located; any remedy or election hereunder not being exclusive, but rather, wherever possible, being cumulative with all other remedies at law or in equity.

This Lease shall not be deemed to be terminated by Landlord's entry on the Premises, or by any other act unless Landlord specifically expresses its intent to terminate this Lease, in writing duly executed on behalf of Landlord.


Section 14.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article 14, with or without terminating this Lease, Landlord may, at its option and upon notice to Tenant, enter into the Premises, remove Tenant's alterations, signs, personal property, equipment and other evidence of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit except with respect to equipment owned by third-party customers of Tenant, which is labeled as such, in which case Landlord will use its best efforts to provide 30 days notice to such third-party customers of such intent to dispose, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any guarantor, in whole or in part, from the obligation to pay the Base Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

Section 14.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder unless expressly agreed otherwise. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. No payment of rent by Tenant or acceptance of rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

Section 14.5     Right of Landlord to Cure Tenant's Default.  If an
Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount to the expense thereof, together with interest thereon at the Interest Rate (as defined in Section 17.3 below), to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

Section 14.6 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty days after written notice by Tenant to Landlord and to each lender secured by a lien against the Project whose name and address shall have previously been furnished to Tenant in writing, specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion.


Section 14.7 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five business days after such amount shall be due then, without any requirement for notice to Tenant (notwithstanding Section 14.1(b)), Tenant shall pay to Landlord a late charge equal to four (4) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three consecutive installments of Base Rent, then at Landlord's option Base Rent shall become due and payable quarterly in advance, rather than monthly, notwithstanding Article IV or any other provision of this Lease to the contrary.


                                   ARTICLE XV

                                     Brokers

Each party represents and warrants to the other that it has not dealt with any broker, finder or similar agent in connection with any transaction contemplated hereunder except for C.B. Richard Ellis, Inc., whose fee is the responsibility of Landlord under a separate written agreement. Each party hereby covenants and agrees to defend, indemnify, hold harmless and reimburse the other party for, from and against all claims of any kind of any other brokers, finders or similar agents purporting to represent the indemnifying party in connection with any transaction contemplated hereunder.

                                   ARTICLE XVI

                               Estoppel Certificate


Section 16.1 Tenant Certification. Tenant shall, at any time upon not less than twenty (20) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that
(i) this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect); (ii) the amount(s) of and the date to which the rent and other charges are paid in advance, if any; (iii) that the Term has commenced and specifying the Commencement and Expiration Dates; (iv) that all Tenant Improvements required by the Lease have been made to Tenant's satisfaction; (v) that there are no existing set-offs, charges, claims or defenses against the enforcement of any right hereunder; (vi) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (vii) any other information as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

Section 16.2 Failure to Provide Certification. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant as to all information set forth in such statement.

Section 16.3 Tenant Financial Statements. If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, it may request financial statements from Tenant. Within twenty (20) days of a request therefor Tenant shall deliver to Landlord or to any lender or purchaser designated by Landlord, such financial statements of Tenant as may be reasonably required by such lender or purchaser, provided that such financial statement shall have previously been filed with the SEC or otherwise released to the general public. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.


                                 ARTICLE XVII

                                 Miscellaneous

Section 17.1 Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership. Neither Landlord nor its agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Land or Building (or any applicable proceeds of insurance) for satisfaction of Tenant's remedies on account thereof. This Lease shall be assignable by Landlord in whole.


Section 17.2 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 17.3 Interest on Past-Due Obligation. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the lesser of 12% per annum or the maximum rate then allowable by law from the date due (the "Interest Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant until 30 days after the due date of such payment.

Section 17.4 Notices. Notices shall be in writing and shall be delivered to the following address(es):

If to Landlord:   Reynolds Metals Development Company
                  6601 West Broad Street
                  Richmond, Virginia 23230
                  Attn: Corporate Secretary
                  Fax: 804-281-2721

with a copy to:   Reynolds Metals Development Company
                  3300 Vickery Drive
                  North Syracuse, New York 13212
                  Attn:  Frederick J. Jackson
                  Fax:  315-461-8817

If to Tenant:     Exodus Communications, Inc.
                  2650 San Tomas Expressway
                  Santa Clara,  CA   95051
                  Attn: Dick Stoltz, Chief Operating
                  Officer and Chief Financial Officer
                  Fax:  408-348--2206

with a copy to:   Exodus Communications, Inc.
                  2650 San Tomas Expressway
                  Santa Clara,  CA   95051
                  Attn:  General Counsel
                  Fax:  408-348-2206


A notice shall be delivered by: (a) prepaid U.S. express, registered or certified mail or prepaid express courier service; (b) hand delivery during regular business hours; or (c) telecopy with an original, signed copy of the notice delivered in the manner described in (a) or (b). The notifying party, with the other party's cooperation, shall obtain a receipt evidencing delivery. A notice shall be effective upon receipt or refusal to accept receipt, except that a telecopy notice shall be effective upon confirmation of receipt by the receiving party. Any notice provided in a manner not specified in this Lease shall not be effective unless the parties otherwise agree. A party may change its address or fax number for purposes of this section by giving the other party notice to that effect, except that upon Tenant's taking possession of the Premises, the Premises, in addition to the address set forth above, shall constitute Tenant's address for notice purposes. Unless otherwise specified in this Lease, "notice" includes any communication required or permitted by this Lease. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

Section 17.5 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located.

Section 17.6.   Subordination.

(a) This Lease shall be subordinate to any ground lease, mortgage, deed of trust, assignment of lease, or any other hypothecation or security (collectively, "Mortgage") now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that so long as no Event of Default has occurred and is continuing, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of any termination of any such ground or underlying lease or the foreclosure of any mortgage or deed of trust to which Tenant has subordinated this Lease pursuant to this Section. If the holder of any obligation, note or reversionary interest secured or evidenced by a Mortgage (the "Mortgagee") shall elect to have this Lease inferior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed inferior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.


(b) Tenant agrees to execute any documents reasonably required by Landlord to effectuate an attornment, a subordination or to make this Lease inferior to the lien of any Mortgage provided that such documents are in form and substance reasonably acceptable to Tenant and contain nondisturbance provisions for Tenant's benefit substantially in accordance with the provisions of Section 17.6(a). Tenant's failure to execute such documents within twenty (20) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 17.6.

(c) Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional 30 days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or rent abated while such remedies are being so diligently pursued. In the event of the sale of the Project or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall not be (a) responsible for any act, omission, or default by any prior landlord (including Landlord), (b) be responsible for the return of the Security Deposit, or the payment of any tenant allowance or other concession, (c) be bound by any rent paid more than one month in advance, or (d) be subject to any offset, defense, or counterclaim against any prior landlord (including Landlord). Tenant agrees to attorn to such Mortgagee or purchaser as its lessor under this Lease.

(d) If, in connection with obtaining the construction or permanent financing for the Premises or the Project, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not increase Base Rent or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises in accordance with Section
6.1. Tenant and any guarantor shall each, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

(e) Landlord represents and warrants that, as of the execution of this Lease by Landlord, there is no ground or underlying lease or mortgage lien or deed of trust encumbering the Premises.

Section 17.7 Attorney's Fees. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to reasonable attorney's fees to be paid by the losing party as determined by the court.


Section 17.8   Landlord's Access.  Landlord and Landlord's agents
shall have the right to enter the Premises at reasonable times, with at least twenty-four (24) hours prior written notice and in compliance with Tenant's reasonable rules and regulations for the purposes of (a) inspecting the same; (b) showing the same to prospective purchasers, lenders, or tenants (only during the last twelve (12) months of the term with respect to tenants); (c) making such alterations, repairs, improvements or additions to the Premises or the Project as Landlord may deem necessary or desirable (but without adversely impacting Tenant's business), but without any obligation to do so except as specifically set forth herein; (d) performing Landlord's obligations under Section 9.2 of this Lease; or (e) taking air, water or soil samples, samples of other materials or substances in or about the Premises or the Project, and conducting such other tests or analyses as Landlord deems in its sole discretion to be desirable in connection with investigating any potential environmental claim or in connection with monitoring Tenant's activities in or about the Premises for compliance with the terms of this Lease. The foregoing shall not impose upon Landlord any obligation to undertake such investigation or monitoring activities. Notwithstanding the foregoing, Landlord shall not be permitted to enter the Premises without an escort provided by Tenant and without executing a confidentiality and non-disclosure agreement provided by Tenant, which shall be promptly provided
by Tenant.   Landlord may at any time, with the consent of the Tenant,
which consent shall not be unreasonably withheld, place on or about the premises any ordinary "for sale" signs, and Landlord may at any time during the last 12 months of the Term hereof place on or about the Premises any ordinary "For Lease", signs, all without reduction of rent or liability to Tenant.

Section 17.9 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord either: (i) terminate all or any existing subtenancies, or (ii) operate as an assignment to Landlord of any or all of such subtenancies.

Section 17.10 Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises subject to all of the provisions of this Lease and any Mortgage to which this Lease is subordinate, and any easements, conditions and restrictions of record affecting the land on which the Building is situated.


Section 17.11 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable, and to cause the recordation of site plans, parcel maps, restrictions and similar instruments so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant, in accordance with Section 6.1 and do not materially increase Tenant's costs or expenses or materially impair Tenant's ability to conduct its business.
 Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

Section 17.12 Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute a suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum with interest or so much thereof as it was not legally required to pay under the provisions of this Lease.

Section 17.13 Authority. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, that the entity is duly formed and validly existing and qualified to do business in the state in which the Project is located, and that the entity has full power and authority to enter into this Lease.

Section 17.14 Survival. Each term, agreement obligation or provision of this Lease to be performed by Tenant and Landlord shall be construed to be both a covenant and a condition, all of which shall survive the expiration or termination of this Lease and any renewals or extensions of this Lease.

Section 17.15 Conflict. Any conflict between the typewritten or printed provisions of this Lease and the handwritten provisions shall be controlled by the handwritten provisions, provided such handwritten revisions are signed and initialled by both Landlord and Tenant.

Section 17.16 Abandoned Property. Any of Tenant's personal property left on or in the Premises, the Project or the Common Areas after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease, or Landlord may cause the same to be removed and stored, or disposed of, and Tenant shall be liable for all Costs incurred by Landlord.

Section 17.17 Waiver of Jury Trial. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

Section 17.18 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used shall be deemed to include any other number or gender as the context may require.

Section 17.19 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

Section 17.20 Attorney-in-Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant, provided Landlord first delivers written notice to Tenant of its intent to rely on this Section 17.20, and Tenant is given a reasonable opportunity to object thereto.

Section 17.21 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

Section 17.22 Time of the Essence. Time is of the essence as to Tenant's and Landlord's obligations contained in this Lease.

Section 17.23 Force Majeure. Neither party shall be required to perform any of its obligations under this Lease, nor shall either party be liable for loss or damage for failure to do so, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, requirements of any governmental body or agency, shortages or unavailability of materials or labor, energy shortage or other causes beyond the reasonable control of either party, unless such loss or damage results from willful misconduct or gross negligence of the party. In the event that Landlord shall not be able to perform its obligations under this Lease for the foregoing recited reasons for a period of more than forty-five (45) days, then Tenant shall have the option to terminate this Lease. Notwithstanding anything contained herein to the contrary, a force majeure event will not relieve Tenant of its continuing obligation to make scheduled rent payments.

Section 17.24 Headings. Captions and headings are for convenience of reference only.

Section 17.25 Exhibits. The Exhibits attached to and referenced in the body of this Lease are incorporated into and expressly made part of this Lease.


Section 17.26 Memorandum of Lease. Tenant shall not record a memorandum of this Lease without Landlord's consent. In the event Landlord requests or consents to recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

Section 17.27 Further Assurances. Tenant will execute, acknowledge, and deliver all such instruments and take all actions as Landlord from time to time may require to document and maintain the tenancy created hereby including, but not limited to, estoppel letters and subordination agreements.

Section 17.28   Incorporation of Prior Agreements; Amendments.
This Lease and the Exhibits attached hereto contain all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the real estate broker(s) listed in Article XVII hereof nor any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises, except as herein set forth. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Project are in good and satisfactory condition at such time, unless Tenant shall notify Landlord otherwise within thirty (30) days of entry upon the Premises for the purpose of constructing the Tenant Improvements.

Section 17.29   Limitation of Warranties.  THERE ARE NO IMPLIED
WARRANTIES OF MERCHANTABILITY OR FITNESS OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE.

Section 17.30  Option to Renew.   Tenant is hereby granted the
option to renew this Lease for two (2) full five-year terms. To exercise these Renewal Options, Tenant shall notify the Landlord in writing of its intention 270 days before the end of the initial term, or the first renewal term, as the case may be. The rent payable by Tenant for the Premises during each renewal term shall be:

(a) First Renewal Term. Beginning on the 11th year after the initial ten (10) year term, the Tenant shall pay a base rent of $824,472.00 per year ($68,706.00/month), plus other charges added to the Annual Base Rent (Section 4.4) and additional rent (Section 4.5), the Base Rent to increase thereafter in the 12th, 13th, 14th and 15th years by the Annual Rent Adjustment (Section 4.3);


(b)     Second Renewal Term.  Beginning in the 16th year, the
Tenant shall pay a base rent of $955,852.00 per year ($79,654.33/month), plus other charges added to the Annual Base Rent (Section 4.4) and Additional Rent (Section 4.5), the base rent to increase thereafter in the 17th, 18th, 19th and 20th year by the Annual Rent Adjustment (Section 4.3).

Section 17.31  Lease Security.   As security for Tenant's faithful
performance of all of the terms and conditions of this Lease, Tenant shall deposit with Landlord an unconditional and irrevocable Letter of Credit in a form acceptable to Landlord's counsel drawn upon a bank with a credit rating acceptable to Landlord (minimum of A rating). Said Letter of Credit shall be in the amount of $300,000.00, for lease years 1 through 3, which will be reduced to the amount of $100,000.00 for lease years 4 and
5. Said Letter of Credit shall be delivered as soon as practicable following the Effective Date of the Lease. Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit (1) becomes effective at least thirty (30) days before expiration of the Letter of Credit that it replaces; (b) is in the required amount; (c) is issued by a bank reasonably acceptable to Landlord; and (d) otherwise complies with the requirements of this Section 17.31.

Section 17.32 Confidentiality. Except as required by the ordinary course of business and/or financing or sale requirements of the parties or as otherwise required by law, neither the Landlord nor the Tenant shall misappropriate, disclose or make available to anyone for use outside of their respective organizations at any time any of the terms and conditions of this Lease. In addition to the foregoing, Landlord acknowledges that Tenant's property, including, without limitation, those items identified on Exhibit C attached hereto, the manner in which it is designed, engineered, constructed, installed, integrated and used is unique, and an integral part of Tenant's business and, as such, is proprietary and confidential. Landlord agrees to hold any and all such confidential information in strict confidence, not to disclose such information to third parties and not to use any such information for any purpose except that Landlord may (a) disclose such information to its responsible employees who have a bona fide need to know such information; (b) disclose and/or use such information in order to perform its obligations under this Lease or in the event of an emergency involving the Premises and (c) disclose such information to the extent required in order to sell or mortgage the Premises to a bona fide purchaser for value or financial institution. Landlord's breach of this covenant shall be a material breach of this Lease, and Tenant may, without limitation, enjoin any such breach and/or seek to recover damages as a result of such breach.


WITNESS, the parties hereto have executed this Lease on the dates specified immediately below their respective signatures.


Landlord:                               REYNOLDS METALS DEVELOPMENT COMPANY
                                        By: /s/ Frederick C. Jackson
                                            ------------------------------

                                        Print Name: Frederick C. Jackson

                                        Title: Vice President

                                        Date:  April 30, 1999


Witness:___________________________

Witness:___________________________


Tenant:                                 EXODUS COMMUNICATIONS, INC.
                                        By: /s/ Richard S. Stoltz
                                            ------------------------------

                                        Print Name: Richard S. Stoltz

                                        Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Chief Operating Officer

                                        Date:  April 29, 1999


Witness:___________________________

Witness:___________________________




                                   EXHIBIT A
                                    Premises













                                    EXHIBIT B

        Special List of Items of Trade Fixtures, Furnishings, and Equipment which remain property of Tenant at expiration of Lease Term, in addition to those items Tenant may remove pursuant to Section 3.6.


Notwithstanding anything to the contrary in this Lease, at the Expiration or earlier Termination of this Lease, Tenant shall have the right to remove the following items from the Premises and other areas related thereto:

1. Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.

2. Mechanical Systems i.e., Air Conditioning, and condenser systems, air handlers and electrical dampers.

3.      Raised Flooring, Racking, Cage materials, cabinets and patch panels.

4.      UPS Battery Systems including electrical switch gear.

5. Any customer satellite dishes installed on roof or parking lot areas.

6.      FM200 fire suppression canisters, piping and nozzles.

7.      VESDA or smoke sensor stations in ceiling or floor area.

8. Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.

9. Partition and conference room furniture systems and freestanding, cabinets, storage units.

10. Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.

11.     Fiber Muxes or other Telco equipment installed in MPOE rooms.

12. Emergency distribution board and telephone backboard with connectors.

13.     Maintenance bypass electronic and manual switch gear.

14.     Transformers and Power Distributions Units installed on premises.

15. Kitchen appliances like microwaves, refrigerators and vending machines.

16.     Console monitors, screen projection and screens in command center.

17.     Bulletproof/resistant glass.

18. Satellite dishes or other communications equipment installed on roof or in parking lot.

19.     Customer and vendor equipment and related materials.

20.     Tenant, Tenant Customer and Tenant Vendor personal property.

21. Anything similar or related to the foregoing items that was installed by or for Tenant pursuant to the terms of the Lease.